EXHIBIT 10.5(o)

FIRST TENNESSEE

STOCK OPTION ENHANCEMENT PROGRAM

Introduction

The Company has adopted the Stock Option Enhancement Program, which is designed to allow you more flexibility in the management of your stock options. The Stock Option Enhancement Program is available to all employees in salary grades 1 through 21.

Prior to the adoption of this Program, you had the choice of either exercising for cash or stock at some point during the term of the option. The feature of this Program is the additional choice of exercising a stock option and deferring the profit shares and dividends. You may select any future date for distribution of the shares and dividends up to retirement plus five years. To exercise a stock option and defer the gains, you must have a deferral agreement in place for a minimum of six months prior to the exercise and the exercise price must be paid in stock (or stock swap), not cash.

Options exercised by employing a “stock swap” in the past have required the delivery of the stock certificates to the Compensation Department. “Stock swaps” for this Program require you to complete the “attestation form” attached in which you “attest” to the ownership of the required number of shares to pay the exercise price. This eliminates the need for you to deliver the shares and then have that number of shares reissued when you exercise under the Stock Option Enhancement Plan.

In order to exercise and defer the gain on a stock option, the shares delivered for the exercise (by attestation) must be mature. Mature shares are shares that have been obtained through an employee benefit plan such as stock options or restricted stock and have been owned outright by you and free of restrictions on transfer for a minimum of six months. Any shares purchased in the open market are by definition, mature even if they have not been owned for six months.

You should weigh carefully your decision to participate in this Program based on your specific financial and tax situation and as well as your financial goals. The election to defer is irrevocable. FICA tax will be due at the time of the deferral. However, ordinary income tax will not be due until the distribution of the stock. You will be liable for ordinary income tax on the date of the distribution of the shares and dividends based on the value of the stock and accrued dividends and interest. However, in the case of termination (either voluntarily or involuntarily), death, disability or change-in-control, the deferral account will be distributed.

A prospectus on this Program is attached as the last exhibit to this package.

The following questions and answers address the major issues of the Program. If you have specific questions not addressed in this document please call Kay Williams (901-523-5843) or Theresa Mitchell (901-523-5325).

DEFERRAL OF STOCK OPTION GAINS

What must I do in order to participate in this Plan? (Deferral Agreement: Exhibit I)

1.	You must execute a deferral agreement (attached) and return the agreement to the Compensation Department (Attn.: Theresa Mitchell; CT-6; IMZ 8462; Memphis).
2.	This agreement must be held on file in the Compensation Department a minimum of six months prior to your election to defer the gains from a stock option.
3.

A deferral agreement is attached to this document (Exhibit I). Should you misplace your deferral agreement, please call the Compensation Department, Memphis and another agreement will be provided (901-523-5843/5325).

4.

Only shares from non-qualified stock options may be deferred. As all current outstanding grants consist of non-qualified options, any profit shares from your stock option grants may be deferred. Should the Company elect to grant incentive stock options in the future, the profit shares from these grants may not be deferred. However, there are no plans at present to grant incentive stock options.

May more than one deferral agreement be on file at any time?

1.	Yes, but only one deferral agreement per option grant will be accepted at any one time.
2.	You may have been granted more than one option. You may file a deferral agreement on each option at any time.

Must I exercise when the six month holding period for the deferral agreement is complete?

1.	NO. You may exercise at any time after the six month holding period is complete. However, you must exercise prior to the end of the term of the option.

May I decide to exercise a lesser number of shares than are specified in the deferral agreement?

1.	You must exercise the option as agreed to in the deferral agreement.

What if I submit a deferral agreement and decide later I do not wish to defer?

1.

Your deferral agreement is irrevocable and you must exercise the option shares specified in the deferral agreement. Failure to do so will result in the forfeiture of the option shares specified in the agreement as well as the gain associated with those shares.

•

For the deferral program to comply with the income tax laws and regulations, a penalty must be imposed for failure to execute a deferral agreement. Otherwise, the employee is in “constructive receipt” of the shares. “Constructive Receipt” could result in the disqualification of all deferrals and immediate distribution of all deferred shares plus accrued dividends under this Program. Therefore, an untimely tax event could occur for all participating employees.

What are “mature” shares and why must exercises be made with mature shares?

1.

Mature shares are shares you have obtained from the Company through a stock option or restricted stock program and have owned, without any restrictions on transfer, for a period of at least six months prior to the exercise.

2.	Any shares purchased in the open market are also “mature”.
3.

Why must I use mature shares to exercise? The accounting rules state that for the Company to receive favorable accounting treatment for this program, shares must have been held by the employee for a minimum period. That minimum period has been defined as six months.

What is “attestation” and why is the Company requiring the use of attestation in exercises for a deferral? (Attestation Form: Exhibit II)

1.

When a stock option was exercised by a stock swap method in the past, the optionee was required to deliver the stock certificate to the Company and another stock certificate representing the stock option was reissued.

2.

By employing the attestation form, you “attest” or certify to the ownership of a sufficient number of shares of Company stock to pay the exercise price. This method eliminates the need to deliver stock certificates.

3.

This is a more secure and convenient method of excising a stock option employing a swap for you and saves the Company the time and money required to cancel your old stock certificate and issuing an new one.

How many shares must I deliver by attestation when the exercise price of the option requires the delivery of a fractional share?

1.	Assume the option exercise price is $2,950 and the fair market value (FMV) of the stock is $60. In this event, the share requirement is 49.67 shares ($2,950/$60).
2.	Could you deliver 49 shares (value $2,940) and a check for $10 to cover the $2,950 exercise price? NO.
3.	The entire exercise price of the option must be paid in stock to ensure compliance with tax and accounting rules.
4.

In this example, you must deliver by attestation at least 50 shares worth $3,000 (50 x $60) and the Company will refund you the difference of $50 ($3,000 - $2,950) for the fractional share. If you had a certificate for 200 shares, you could attest to the ownership of it and the Company would only use 50 of the shares in payment of the exercise price.

How far in the future may I elect to defer the gains from a stock option?

1.	You may elect to defer the gains from a stock option up to actual retirement whether normal or early plus five years.
2.	The Deferral Agreement (Exhibit I) provides three choices:
•	By specifying a future date, or
•	“on retirement”, or
•	“on retirement plus _____ years and ____ months.
3.	In no case may the deferral period exceed actual retirement plus five years.

What happens to my stock option gains when I defer?

1.	Your stock option gains will be held in an account denominated in “phantom shares” to be delivered to you as shares of stock on the date specified in your deferral agreement.
•	These shares may not be voted nor are they considered beneficially owned for securities law reporting purposes.

Will dividends be paid on my “phantom shares”?

1.	Yes: Dividends will be accrued in your account in the amount and on the date the Company pays dividends on its common stock.
2.	The dividends will also earn interest at a 10 year US Treasury rate compounded annually.
3.	The dividends and interest will be paid to you by check on the date of distribution specified in your deferral agreement.
4.	There is no provision for “dividend reinvestment” in this plan.

What happens at the end of the deferral period?

1.	The “phantom shares” in your deferral account will be delivered to you in the form of a Company stock certificate denominated in the number of shares specified in your account.
2.	You will also receive a check for the accrued dividends plus interest.
3.	The distribution of the deferral account will be in lump sum on the date specified in the deferral agreement. There are no provisions to distribute the shares and accrued dividends in increments.

What is the tax treatment when I defer?

1.	On the date of exercise, you will be liable for FICA tax on the stock option gain. Under the current tax code, there are no additional FICA tax withholding requirements at distribution.
•	(2004 FICA Levels: 7.65% on wages up to $87,900 + 1.45% on all wages above $87,900)
2.	At the end of the deferral period you will be subject to ordinary income tax on:
•	The value of the shares delivered to you based on the fair market value of the stock on the date the deferral period ends, plus;
•	The check representing the accrued dividends and interest.
3.	Currently, the minimum withholding for the value of the deferral account is 25%.

Should the stock split during the deferral period, how will my account be affected?

1.

Your account will be adjusted to reflect the stock split. For example, assume you have 1,000 shares in a deferral account and the Company approves a 2:1 stock split. Your account will be adjusted from 1,000 to 2,000 phantom shares.

2.	You will also accrue dividends based on the share adjustment (2,000 shares in this example).

Under what circumstances may the deferral account be closed prior to the end of the deferral period?

1.

In the events of termination (either voluntary or involuntary) that is not a retirement, death, disability or change-in-control, the shares in the account plus accrued dividends (cash) will be distributed to you.

•	In other words, should you leave the Company for any reason other than retirement, account distribution will occur.
2.	In the event of account distribution, you will be liable for ordinary income tax on the value of the account calculated as of the distribution date and a minimum of 25% of this value must be withheld.

What if I leave the Company with an unexecuted deferral agreement on file?

1.	You must be an active employee of the Company or its subsidiaries both at the time of the execution of the agreement and at the time of the exercise of the option.
2.	If you leave the Company for any reason prior to the exercise of the option, the agreement is canceled.

Can someone “draw a picture” of deferring stock option gains for me?

1.	YES; Refer to Exhibit III!

RELOAD STOCK OPTIONS

What is a “reload stock option”?

1.	A reload stock option is a new option that is granted when an employee exercises an existing option by paying the exercise price with shares (by attestation) and not cash.

What are the conditions of the reload stock option grant?

1.

The reload grant will consist of the number of shares swapped to exercise a stock option. For example, if the exercise price of an option is $3,000 and the FMV of the stock is $60, you must deliver by attestation, 50 shares ($3,000 / $60). In this example, you will receive 50 shares in the reload option grant.

2.	The reload option’s term will end on the time and date of the original option grant. If you exercise an option by attestation whose term will end on April 15, 2000, the term of the reload grant will also end on April 15, 2000.

3.	The reload shares are vested immediately on grant and may be exercised at any time prior to the end of the option’s term.

4.	The exercise price per share is the fair market value of one share on the date the original option is exercised.

What other conditions apply to a reload option grant?

1.	Those conditions specified in the stock option plan under which the stock option is granted regarding termination, death, disability, retirement and change-in-control also apply to the reload grant.

What must I do to exercise and receive a reload grant?

1.	When you exercise a stock option by attestation that has at least one year left in the option’s term, you will automatically receive a reload stock option grant.

Are “mature” shares required to exercise and receive a reload grant?

1.	YES. Mature shares are required to exercise for a reload grant in the same circumstance you must have mature shares to exercise and defer stock option gains.

How many reload option grants may be made for each stock option grant?

1.	ONE. As the Company is granting options on an annual basis, you will have a number of outstanding option grants. However, you may receive only one reload grant per option grant.

When may I elect to exercise a stock option (by attestation) and receive a reload option grant?

1.	You may elect to exercise your option(s) at any time after the shares are vested and receive a reload option grant as long as you employ the attestation method of exercise.
2.	Reload options will not be granted during the last year of the original option’s term.
•	If a reload option were granted during the last year of the original option’s term, the term of the reload option will be less than one year.

Holding Requirements:

•

A condition of receiving a reload stock option grant is that 50% of the “profit shares” realized when the reload option is exercised will be held by the Company for five years as restricted stock. You may keep or sell the other 50% of the profit shares.

•	The term “profit shares” means the number of shares equal to the spread (or profit) on the option at the time of exercise divided by the FMV of one share on the date of exercise.
•

e.g., If the profit from the exercise of a reload option is 100 shares, 50 shares will be issued with a legend restricting transfer for 5 years. This restriction does not permit you to transfer ownership of (or sell!) the stock until the restrictions are removed five years hence.

•	You will continue to receive the dividends and be able to vote the stock during the period of restriction.

What are the holding requirements if I need to sell stock to pay the taxes on a reload exercise?

1.	The stock holding requirements are “net of shares sold to pay taxes”.
•	Using the example above, if you exercise and have 100 profit shares pre-tax and must sell 20 shares to pay taxes, 40 shares will be issued as restricted stock [(100-20)/2 = 40]

Are there any circumstances under which the restrictions may be removed prior to the end of the five year holding period?

1.	The restrictions will be removed early in the events of termination (either voluntarily or involuntarily), death, disability or change-in-control.

What are the tax consequences of exercising a reload option?

1.	If the gains are not deferred, you will be liable for FICA and ordinary income tax on the gains and exercise. (Minimum current withholding for ordinary income tax is 27.5%.)

When the restrictions are removed from the shares withheld to meet the holding requirements, what are the tax consequences?

1.	None: You have met the tax requirements for ownership by payment of the ordinary income tax and FICA at exercise.
•	The tax basis for these shares will be the fair market value on the date of exercise.
2.	When the shares which had the restrictive legend are sold, you will be subject to capital gains tax assuming the holding requirements have been met.
•	You should address this question to a tax advisor when these shares are sold to ensure compliance with the then current tax code.

May I have this concept in picture form?

1.	Yes; refer to exhibit IV.

COMBINATION OF DEFERRAL AND RELOAD

Is possible to defer the gains from a stock option exercise and receive a reload option grant in the same exercise?

1.	Yes! You may elect to defer the stock option gains by having a deferral agreement on file a minimum of six months and exercise by paying the exercise price with mature shares by attestation.
•	The profit shares will be deferred in accordance with the instructions in your deferral agreement as previously described.
•	A reload stock option will be granted again as previously described for reloads.
•	The number of shares in the reload grant will equal the number of shares “attested” to at exercise.
•	The term of the reload option will end on the time and date of the original grant.
•	The shares in the reload option will be immediately vested.
•	The exercise price per share will be the fair market value of one share on the date the original option is exercised.

Are holding requirements imposed on the reload shares if profit shares from the original option are deferred?

1.	NO. If a reload option is granted in conjunction with the deferral of gains from the original option, there is no holding requirement on the shares received when the reload option is exercised.

What are the tax consequences for the combination deferral/reload exercise?

1.

The deferral will be taxed as previously described. FICA will be due on exercise - ordinary income tax due on the value at the time of distribution of the deferred shares plus dividends and interest on distribution.

Is possible to defer the gains from the reload grant shares?

1.	YES: The gains from reload shares may be deferred in the same manner as deferring the gains from any option grant.
•	You must have a deferral agreement in place six months (minimum) prior to the deferral exercise, and
•	the exercise price must be paid by “attestation” with “mature” shares!

Please refer to Exhibit V for an outline of the reload/deferral concept.